EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of 2020 ChinaCap Acquirco, Inc. on the Amendment No. 2 to Form S-4 of our report dated March 23, 2009 on the financial statements of 2020 ChinaCap Acquirco, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
August 24, 2009